Exhibit 5.1

New York Office
114 West 47th Street
24[h] Floor
New York, NY 10036
Telephone (212) 730-7700
Facsimile (212) 730-7725

May 1, 2009

Lpath, Inc.

6335 Ferris Square, Suite A

San Diego, California  92121

Re:	Registration Statement on Form S-1 (Registration Statement No. 333-132850)
Relating to 31,005,539 Shares of Class A Common Stock

Gentlemen:

You have requested our opinion in connection with the above-referenced registration statement (the “Registration Statement”), relating to up to 31,005,539 shares (including 6,086,025 shares that may be acquired upon exercise of certain warrants) of Class A Common Stock, par value $0.001 per share, of Lpath, Inc. (the “Company”) that the Registration Statement contemplates will be sold by certain selling stockholders.

We have reviewed copies of the Articles of Incorporation of the Company (including amendments thereto), the By-laws of the Company (as amended and restated to date), the Registration Statement and exhibits thereto and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

Based upon and subject to the foregoing, we are of the opinion that the to 31,005,539 shares (including 6,086,025 shares that may be acquired upon exercise of certain warrants) of Class A Common Stock of the Company that are being offered by the selling stockholders have been duly authorized and are, or upon proper exercise of the warrants in accordance with their terms, will be, validly issued, fully paid and non-assessable.

We hereby consent to the reference to us under the caption “Legal Matters” in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons, whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Michelman & Robinson, LLP
Michelman & Robinson, LLP

www.mrllp.com